International Shipholding Corporation Announces Stock Repurchase Program

MOBILE, AL, January 25, 2008 – International Shipholding Corporation  (NYSE: ISH) announced today that its Board of Directors has authorized open market repurchases of up to 1,000,000 shares of the Company’s common stock.  Any future purchases under this program will be dependent upon many factors, including the Company’s cash requirements, the market price of its common stock, and general economic and market conditions.  This authorization supersedes a predecessor authorization authorized in 1999.  Unless and until the Board otherwise provides, this new authorization will remain open indefinitely.

This press release includes certain forward-looking statements.  Actual results may differ materially from those in the forward-looking statements.  Factors that could affect actual results include but are not limited to the possibility of unforeseen cash requirements, changes in the trading price of the Company’s securities, changes in the Company’s financial performance, future prospects or dividend policy, changes in general market, economic or industry conditions impacting the ability or willingness of the Company to repurchase stock, or other risks referenced from time to time in the Company’s filings with the Securities and Exchange Commission.  You should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release.

    International Shipholding Corporation, through its subsidiaries, operates a diversified fleet of U.S. and foreign flag vessels that provide domestic and international maritime transportation services to commercial and governmental customers primarily under medium to long-term charters and contracts.  Visit us at http://www.intship.com.

Contacts:
Niels M. Johnsen, Chairman                                                      (212) 943-4141
Erik L. Johnsen, President                                                          (251) 243-9221